Exhibit 10.1

PartnerRe Ltd.
Director Stock Option Agreement

<Name>
<Date>

     This Option Agreement (the "Agreement") is made effective as of <Date>, by and between PartnerRe Ltd. (the "Company"), and <Name> (the "Optionee"), a non-employee Director of the Company.

     WHEREAS, the Company desires to afford the Optionee the opportunity to purchase common shares, $1.00 par value, for the Company ("Shares”).

     NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the PartnerRe Ltd. 2003 Non-Employee Directors Stock Plan (the "Plan"). The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

     2. Grant of Options. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to, but not exceeding in the aggregate, the number of Shares as set forth in the attachment to this Agreement, for each Option award on each date of grant as so indicated, on the terms and conditions herein set forth.

     3. Purchase Price. The purchase price per Share of the Options shall be the Grant Price provided in the Notice of Grant.

     4. Term of Options. The term of the Option shall be ten (10) years from the date of grant of such award as so indicated in the attachment to this Agreement, subject to earlier termination as provided in Section 6 hereof.

     5. Vesting of Options. The Option set forth in the attachment to this Agreement, subject to the terms, conditions and limitations contained herein, shall be fully vested and exercisable as of the date hereof.

     6. Termination of Directorship. In the event the Optionee ceases to be a member of the board of Directors of the Company for any reason, any then unexercised portion of the Option may be exercised within a period of one year following the date of such cessation, but in no event later than the expiration of the Option.

     7. No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any Shares issuable upon the exercise of the Option until the date of issuance to the Optionee of a certificate evidencing such Shares. No adjustments, other than as provided in Section 6(d) of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such Shares is issued.

     8. Method of Exercising Options.

     (a) Notice of Exercise. Subject to the terms and conditions of this Agreement, Options may be exercised by written notice to the Company at its principal executive offices located in Pembroke Parish, Bermuda, Attn: Group HR. Such notice shall state the election to exercise Options and the number of Shares in respect of which the Options are being exercised, shall be signed by the person or persons so exercising the Options and shall be accompanied by payment in full of the Purchase Price for such Shares.

     (b) Payment of Purchase Price for Shares.

Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options either:

(A)	in immediately available funds in United States dollars, by wire transfer, certified or bank cashier’s check; or

(B)	by surrender to the Company of shares of Stock which have either (I) have been held by the Holder for at least six-months, or (II) were acquired from a person other than the Company, and have a Fair Market Value equal to such aggregate purchase price; or

(C)	unless otherwise blocked by sale or transfer, by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate exercise price; or

(D)	by any combination of (A), (B), or (C) above; or

(E)	by any other means approved by the Committee.

The certificate for Shares acquired upon exercise of Options shall be registered in the name of the person or persons so exercising the Options. All Shares purchased upon the exercise of Options as provided herein shall be fully paid and non-assessable.

     9. Non-Qualified Stock Options. Options granted hereunder are not intended to be an "incentive stock option" within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986 as amended.

     10. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of Bermuda without reference to the principles of conflicts of laws thereof.

     12. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

     13. Transferability. This option shall not be transferable except in accordance with the provisions of Section 11(e) of the Plan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PARTNERRE LTD.

By:

Name:	Diana Wilson
Title:	Group Human Resources

OPTIONEE

By:

Name:	<Name>

Notice of Grant

<name>			Option Number:	0000__________
<address>			Option Plan:	DlR2
			ID:	#

	Grant Date:		<date>
	Type of Option:		Non-Qualified Stock Option
	Number of Options:		#
	Grant Price:		$

Vesting Schedule:
	Shares	Vest Type	Full Vest	Expiration

	#	On Vest Date	<date>	<date>

By your signature and the Company's signature below, you and the Company agree that these Options are granted under and are governed by the terms and conditions of the Company’s Stock Option Plan and the Stock Option Agreement.

PartnerRe Ltd.			Date

<name>			Date

Wellesley House South, 90 Pitts Bay Road	Telephone	(1 441) 292 0888
Pembroke HM 08, Bermuda	Telefax	(1 441) 296 2250	http://www.partnerre.com